Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Shore Bancshares, Inc. of our reports dated March 16, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Shore Bancshares, Inc., which appear in the Annual Report on Form 10-K of Shore Bancshares, Inc. for the year ended December 31, 2017.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
June 14, 2018

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